Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-5
*CUSIP:  21988G809    Class    A-1
         21988GAD8    Class    A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2004.

INTEREST ACCOUNT
----------------

Balance as of June 1, 2004.....                                   $0.00
      Scheduled Income received on securities.....        $2,806,655.90
      Unscheduled Income received on securities.....              $0.00


LESS:

      Distribution to Class A-1 Holders.....             -$2,806,618.10
      Distribution to Class A-2 Holders.....                     -$0.00
      Distribution to Depositor.....                             -$0.00
      Distribution to Trustee.....                              -$37.80
Balance as of December 1, 2004.....                               $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of June 1, 2004.....                                   $0.00
      Scheduled Principal received on securities.....             $0.00

LESS:

      Distribution to Holders.....                               -$0.00
Balance as of December 1, 2004.....                               $0.00


              UNDERLYING SECURITIES HELD AS OF December 1, 2004


       Principal
        Amount                 Title of Security
       ---------               -----------------
      $67,810,000    MBNA Capital A 8.278% Capital Securities, Series A
                     Due December 1, 2026
                    *CUSIP: 55263BAA9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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